Exhibit 99.1

Mitek Reports Third Quarter Fiscal 2015 Financial Results

•	Record quarterly revenue of $6.4 million, up 38% year-over-year
•	Ten consecutive quarters of year-over-year revenue growth
•	GAAP profit of $0.9 million, recording fourth consecutive profitable quarter
•	Mobile Deposit® surpasses new milestone, licensed by over 4,000 financial institutions
•	Acquired IDchecker, a global provider of identity document verification and facial recognition solutions

SAN DIEGO – July 23, 2015 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), the leading innovator of mobile imaging for financial transactions and identification, today announced its financial results for the third quarter of fiscal 2015, which ended June 30, 2015.

“Our quarterly revenue grew 38% year-over-year to over $6 million, demonstrating our success at providing a superior mobile experience,” said James B. DeBello, president and CEO of Mitek. “Our acquisition of IDchecker solidifies Mitek’s position as a global leader in mobile capture and identity solutions, increasing our recurring revenues with a cloud-based model.”

Total revenue for the third quarter of fiscal 2015 was $6.4 million compared to total revenue of $4.7 million in the third quarter of fiscal 2014, driven by Mitek’s Mobile Deposit® and identity solutions.

GAAP net income for the third quarter of fiscal 2015 was $917,000, or $0.03 per diluted share, compared to GAAP net loss of $(1.6) million, or $(0.05) per share, in the third quarter of fiscal 2014. Non-GAAP net income for the third quarter of fiscal 2015 was $2.2 million, or $0.07 per diluted share, compared to non-GAAP net income of $139,000, or breakeven per diluted share, in the third quarter of fiscal 2014.

Fiscal 2015 Outlook

Fiscal 2015 revenue is expected to be between $23.5 million to $24.5 million, an increase of $1 million to both ends of the prior guidance range.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, parties in the United States and Canada should dial 888-299-7209, access code 3912617. International parties should call 719-325-2308, access code 3912617.  Please dial in approximately 10 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the "Investor Relations" section of the Company's website at www.miteksystems.com. To access the live webcast, please log in 10 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile capture and identity solutions for customer acquisition. Mitek’s mobile photo technology enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, insurance quoting, payments, and ID document authentication. This innovative mobile technology is licensed by more than 4,100 organizations and used by tens of millions of consumers. In June of 2015, Mitek acquired IDchecker, a global provider of cloud based identity document verification and facial recognition solutions.  The acquisition broadens Mitek’s global presence, expands document coverage to more than 3,500 document types and adds international customers in payments, financial services and information services. www.miteksystems.com MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit® by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income (loss) and non-GAAP net income (loss) per share that exclude stock compensation expenses, litigation costs, acquisition-related costs and expenses, and certain income tax provisions or benefits. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company's underlying business.

© 2015 Mitek Systems, Inc. All rights reserved. Mobile Photo Bill Pay®, Mobile Deposit®, Mobile Photo Account Opening™ and the Mitek Systems name and logo are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

###

MITEK SYSTEMS, INC.

BALANCE SHEETS

	June 30, 2015 (Unaudited)	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$2,730,826	$7,766,590
Short-term investments	21,222,669	16,269,170
Accounts receivable, net	3,807,947	2,955,350
Other current assets	832,341	704,409
Total current assets	28,593,783	27,695,519
Long-term investments	763,005	2,072,018
Property and equipment, net	1,065,633	1,293,270
Intangible assets	6,437,395	-
Other non-current assets	92,049	42,049
Total assets	$36,951,865	$31,102,856
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,341,468	$1,792,267
Accrued payroll and related taxes	1,460,842	1,434,913
Deferred revenue, current portion	3,674,946	2,826,670
Other current liabilities	295,375	157,649
Total current liabilities	7,772,631	6,211,499
Deferred revenue, non-current portion	255,750	311,225
Other non-current liabilities	751,955	638,099
Total liabilities	8,780,336	7,160,823
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 60,000,000 shares authorized, 30,855,511 and 30,521,080 issued and outstanding, respectively	30,856	30,521
Additional paid-in capital	62,603,445	59,946,288
Accumulated other comprehensive gain (loss)	(6,597)	(7,810)
Accumulated deficit	(34,456,175)	(36,026,966)
Total stockholders’ equity	28,171,529	23,942,033
Total liabilities and stockholders’ equity	$36,951,865	$31,102,856

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Revenue
Software	$4,675,096	$3,176,686	$12,414,627	$9,468,663
Services	1,764,899	1,483,038	5,087,017	4,137,723
Total revenue	6,439,995	4,659,724	17,501,644	13,606,386
Operating costs and expenses
Cost of revenue-software	265,511	293,877	704,667	787,544
Cost of revenue-services	325,819	313,709	941,718	839,953
Selling and marketing	1,645,770	1,810,084	4,512,479	5,607,559
Research and development	1,353,285	1,589,521	3,896,255	4,745,723
General and administrative	1,804,025	2,302,973	5,700,453	6,968,419
Acquisition-related costs and expenses	736,172	-	816,291	-
Total operating costs and expenses	6,130,582	6,310,164	16,571,863	18,949,198
Operating income (loss)	309,413	(1,650,440)	929,781	(5,342,812)
Other income (expense), net
Interest and other expense	(342)	(1,545)	(2,511)	(4,821)
Interest and other income	30,101	19,479	68,629	55,940
Total other income (expense), net	29,759	17,934	66,118	51,119
Income (loss) before income taxes	339,172	(1,632,506)	995,899	(5,291,693)
Provision for income taxes	577,789	(95)	574,892	(2,226)
Net income (loss)	$916,961	$(1,632,601)	$1,570,791	$(5,293,919)
Net income (loss) per share – basic	$0.03	$(0.05)	$0.05	$(0.17)
Net income (loss) per share – diluted	$0.03	$(0.05)	$0.05	$(0.17)
Shares used in calculating net income (loss) per share – basic	30,764,694	30,481,168	30,704,250	30,451,058
Shares used in calculating net income (loss) per share – diluted	31,645,696	30,481,168	31,389,569	30,451,058

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Income (loss) before income taxes	$339,172	$(1,632,506)	$995,899	$(5,291,693)

Add back:
Acquisition-related expenses	80,160	-	80,190	-
Acquisition-related costs	656,012	-	736,131	-
Intellectual property litigation expenses	339,098	848,926	1,038,840	2,587,483
Stock compensation expense	809,588	922,848	2,494,769	2,667,969

Non-GAAP income (loss) before income taxes	2,224,030	139,268	5,345,829	(36,241)
Non-GAAP provision for income taxes (1)	(57,141)	(95)	(60,038)	(2,226)

Non-GAAP net income (loss)	$2,166,889	$139,173	$5,285,791	$(38,467)

Non-GAAP net income (loss) per share - basic	$0.07	$0.00	$0.17	$(0.00)

Non-GAAP net income (loss) per share - diluted	$0.07	$0.00	$0.17	$(0.00)

Shares used in calculating non-GAAP net income (loss) per share - basic	30,764,694	30,481,168	30,704,250	30,451,058

Shares used in calculating non-GAAP net income (loss) per share - diluted	31,645,696	31,057,905	31,389,569	30,451,058

________________

(1) Non-GAAP provision for income taxes for the three and nine month periods ended June 30, 2015 excludes a GAAP tax benefit of $634,930 related to the acquisition of IDchecker.

Connect with us on Facebook: http://www.facebook.com/MitekSystems

Follow us on Twitter: @miteksystems

See us on YouTube: http://www.youtube.com/miteksystems

Read our latest blog post: http://www.miteksystems.com/blog

Mitek Contact:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780